SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	January 30, 2004

ELECTRONICS BOUTIQUE HOLDINGS CORP.

(Exact Name of registrant as specified in charter)

Delaware	000-24603	51-0379406
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

931 South Matlack Street, West Chester, PA		19382
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 430-8100

Not Applicable
(Former name or former address, if changed since last report.)

Item 5.  Other Events and Required FD Disclosure.

On February 2, 2004, Electronics Boutique Holdings Corp. issued a press release announcing that two of its affiliates and Game Group Plc had mutually agreed to terminate the Services Agreement among the parties.  In connection with the termination of the Services Agreement, the company will receive a lump sum payment of approximately $15.0 million (U.S.), together with the required payments remaining under the Services Agreement for the fiscal year ended January 31, 2004.  A copy of the termination agreement is attached hereto as Exhibit 10.1 and a copy of Electronics Boutique’s press release is attached hereto as Exhibit 99.1, each of which is hereby incorporated by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

c)                                      Exhibits

Filed herewith is the following:

Exhibit 10.1	Agreement, dated January 30, 2004, among The Game Group Plc, The Electronics Boutique, Inc. and EB Services Company, LLP.

Exhibit 99.1	Press Release dated February 2, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electronics Boutique Holdings Corp.

	By:	/s/ James A. Smith
		Name:	James A. Smith
		Title:	Senior Vice President and Chief Financial Officer

Date February 2, 2004

EXHIBIT INDEX

10.1	Agreement, dated January 30, 2004, among The Game Group Plc, The Electronics Boutique, Inc. and EB Services Company, LLP.

99.1	Press Release, dated February 2, 2004.